UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ____________________

                                   FORM 8-K
                             ____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-28887



                      Date of Report: December 27, 2004



                           GREENWORKS CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                 22-3328734
    ---------------------------------------------------------------------
    (State of other jurisdiction of                (IRS Employer
    incorporation or organization                  Identification No.)


         111 Howard Street, Suite 108, Mt. Arlington New Jersey  07856
         -------------------------------------------------------------
          (Address of principal executive offices)        (Zip Code)


                               (973) 398-8183
             ---------------------------------------------------
             (Registrant's telephone number including area code)


                            Telco-Technology, Inc.
                -------------------------------------------
                (Former name, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Certificate of Incorporation

     On December 27, 2004 the Registrant filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of Delaware. The Certificate of Amendment amended the Certificate of Incorporation thus:

1. The corporate name of the Registrant was changed from "Telco-Technology, Inc." to "GreenWorks Corporation."

2. There was a reverse split of the outstanding common stock on a 1-for-50 basis, effective at 8:00 P.M. on December 28, 2004. The Registrant will purchase fractional shares resulting from the reverse split on the basis of $1.70 per share.

     Beginning on December 29, 2004, the company's common stock will be listed on the OTC Bulletin Board under the symbol "GRWK."

     As a result of the reverse stock split, on December 29, 2004 there will be approximately 2,669,398 shares of common stock outstanding, the precise number depending on the number of fractional shares that result from the reverse split.

                                  EXHIBITS

3.   Certificate of Amendment of Certificate of Incorporation

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GREENWORKS CORPORATION

Dated:  December 28, 2004            By:  /s/ James L. Grainer
                                     -----------------------------------------
                                     James L. Grainer, Chief Executive Officer